As filed with the Securities and Exchange Commission on March 9, 2001

                                                      Registration No.: 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                             TECH LABORATORIES, INC.
                 (Name of small business issuer in its charter)


         New Jersey             3679, 3573, 3629, and 3613        22-1436279
 (State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
      of incorporation or      Classification Code Number)   Identification No.)
        organization)

                        --------------------------------

              955 Belmont Avenue, North Haledon, New Jersey 07508,
                 (973) 427-5333 (Address and telephone number of
                          principal executive offices)

                        --------------------------------

                        Employee's Stock Option Agreement
                       Consultant's Stock Option Agreement
                        1996 Incentive Stock Option Plan
                              (Full title of plan)

                        --------------------------------

           Bernard M. Ciongoli, President and Chief Executive Officer
                             Tech Laboratories, Inc.
       955 Belmont Avenue, North Haledon, New Jersey 07508, (973) 427-5333
           (Name, address, and telephone number of agent for service)

                        --------------------------------

                                   Copies to:

                         C. Walter Stursberg, Jr., Esq.
                                Stursberg & Veith
                              405 Lexington Avenue
                            New York, New York 10174

                        --------------------------------

     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                          Amount        Proposed Maximum    Proposed Maximum
Title of Securities        to be         Offering Price    Aggregate Offering       Amount of
to be Registered        Registered         Per Share            Price           Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     100,000(1)          $4.00         $400,000(5)          $111.16
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     170,000(2)          $0.875        $148,750(6)          $ 41.33
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     170,000(3)          $0.50         $ 85,000(5)          $ 23.62
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     111,000(3)          $2.68125      $297,618.75(5)       $ 82.70
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share      25,000(3)          $2.4375       $ 60,937.50(5)       $ 16.93
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     300,000(4)          $0.50         $150,000(5)          $ 41.68
-------------------------------------------------------------------------------------------------
Total Registration                                                              $317.42

(1) Represents shares issuable upon the exercise of options granted pursuant to a consultant's agreement (the "Consulting Agreement"). Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(2) Represents shares that have been issued or will be issued pursuant to the terms of the Consulting Agreement. Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(3) Represents shares issuable upon exercise of options granted under our 1996 Incentive Stock Option Plan. Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(4) Represents shares issuable upon exercise of a stock option agreement. Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(5) Estimated pursuant to Rule 457(h)(i) solely for the purpose of computing the registration fee on the basis of the price at which the options may be exercised.

(6) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), based on the average of the high and low prices of the Registrant's common stock for March 8, 2001, which date is within 5 business days of the initial filing date of this registration statement.

                                EXPLANATORY NOTE

     We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 876,000 shares of our common stock, par value $.01 per share, issuable to certain employees and a consultant under certain of our employee benefit plans (collectively, the "Plans"), as follows:

1. 306,000 shares of our common stock (including additional stock shares that may be reissued or offered as a result of stock splits, stock dividends, or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted to certain employees under our 1996 Incentive Stock Option Plan (the "1996 Incentive Stock Option Plan");

2. 200,000 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends, or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted to a consultant pursuant to the terms of the Consulting Agreement.

3. 170,000 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends, or similar transactions relating to these shares), of which 65,000 shares have been issued to a consultant and the remainder are subject to be issued to the consultant pursuant to the terms of the Consulting Agreement, and

4. 300,000 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends, or similar transactions relating to these shares) which we have reserved for issuance upon exercise of a stock option granted to the Company's president, Bernard Ciongoli, pursuant to a free-standing stock option agreement (the "Stock Option Agreement").

                               REOFFER PROSPECTUS

     Certain of the options described in paragraphs 1 and 4 of the previous section of this registration statement captioned "Explanatory Note" have been granted to certain of our executive officers, directors, and stockholders who are deemed to be our "affiliates" (as such term is defined in Section 405 of the Securities Act). The 606,000 shares of our common stock which we have reserved for issuance to these affiliates upon their exercise of the noted options will, therefore, when issued constitute "control securities" (defined as securities acquired under a Securities Act registration statement held by affiliates of the registrant). In addition, 65,000 of the shares described in Note 3 of the previous section have been issued to a consultant pursuant to the terms of the Consulting Agreement. Since these shares have been issued, they are deemed "Restricted Securities."

     This Reoffer Prospectus has been prepared in accordance with Part I of Form S-3 under the Securities Act. This Reoffer Prospectus may be utilized by the noted affiliates and by the Consultant as to the Restricted Shares for the reoffer and resale of up to 671,000 shares of our common stock.

                                   PROSPECTUS

                                 876,000 SHARES

                             TECH LABORATORIES, INC.

                          Common Stock ($.01 par value)

     This prospectus relates to the public offer and sale by certain of our executive officers, directors, stockholders, and a consultant (our "Selling Stockholders") of up to 876,000 shares of our common stock, par value $.01 per share, that (i) may be issued by us to the Selling Stockholders upon the exercise of stock options granted under our 1996 Incentive Stock Option Plan, upon the exercise of stock options granted pursuant to a stock option agreement entered into with an executive officer, director and stockholder of our Company, and upon the issuance of shares and exercise of stock options by a consultant to the Company pursuant to the terms of a consulting agreement (the "Consulting Agreement"); and (ii) shares of our common stock that have been issued to a consultant pursuant to the terms of the Consulting Agreement for resale by the consultant.

     The Selling Stockholders may offer to sell the common stock covered by this prospectus from time to time, in one or more transactions, at prices and upon terms then obtainable on the NASD OTC Bulletin Board or any other public market upon which the common stock may be traded at the time of such sales, in negotiated transactions, in a combination of such methods of sale or otherwise. Our Company will not receive the proceeds from the sale of these shares, although we will receive approximately $557,621.18 if all the options being registered are exercised. All expenses of registration incurred in connection with this offering are being borne by our Company, while our Selling Stockholders will bear all brokerage commissions and other expenses incurred in connection with their sale of the common stock covered by this prospectus.

     Our common stock is traded on the NASDAQ SmallCap Market under the symbol "TCHL.OB." On March 8, 2001, the closing price for the Common Stock, as reported by the NASDAQ SmallCap Market was $0.875.

--------------------------------------------------------------------------------

     This investment involves risk. See "Risk Factors" beginning at page 5.

--------------------------------------------------------------------------------


     Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

     The Selling Stockholders are not allowed to sell the common stock offered by this prospectus until the registration statement containing this prospectus that we have filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell our common stock -- and doesn't solicit offers to buy -- in any state or province where this offer or sale is not otherwise permitted.

                  The date of this prospectus is March 9, 2001

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

PROSPECTUS SUMMARY........................................................  1

OUR BUSINESS..............................................................  1

RISK FACTORS..............................................................  3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................  5

USE OF PROCEEDS...........................................................  5

DETERMINATION OF OFFERING PRICE...........................................  5

DILUTION .................................................................  6

SELLING SECURITYHOLDERS...................................................  6

PLAN OF DISTRIBUTION......................................................  8

DESCRIPTION OF COMMON STOCK...............................................  9

INTEREST OF NAMED EXPERTS AND COUNSEL.....................................  9

                               PROSPECTUS SUMMARY

     Unless the context indicates otherwise, all references herein to "we" include Tech Labs and its wholly-owned subsidiaries, Tech Logistics, Inc. and Tech Labs Community Networks, Inc., collectively, and references to "Tech Labs", "Tech Logistics" and/or "Community Networks" shall mean each of such companies alone. You should read the entire prospectus carefully, especially the risks of investing in the common stock discussed under "Risk Factors."

                                  OUR BUSINESS

     Tech Labs manufactures and markets various electrical, electronic and telecommunications switching and distribution equipment and associated software. We also market and manufacture, under our exclusive license, an infrared perimeter intrusion and anti-terrorist detection system or "IDS".

     We also acquired a high-speed, telecommunications management network switching system. This switching system, the DynaTraX(TM) technology, permits users to bypass current telephone and CATV companies' "Last Mile" connections, allowing them to realize recurring revenues and to make their properties more attractive to computer users, while providing bundled digital multi-media services.

     We have been in business since the 1930s, and in 1947 we were incorporated in New Jersey. Our principal offices are located at 955 Belmont Avenue, North Haledon, New Jersey 07508, and our telephone number is (973) 427-5333.

                                  RISK FACTORS

     In addition to other matters described in this document, investors should carefully consider the following factors:

Our inability to protect certain intellectual property from being copied by our competition could impair our business.

     We have no patent or copyright protection on our current products, other than aspects of the DynaTraX(TM) product and technology. Our ability to compete effectively with other companies will depend, in part, on our ability to maintain the proprietary nature of our technologies. Other than with regard to the DynaTraX(TM) patents, which have been issued to date only in England, we intend to rely substantially on unpatented, proprietary information and know-how. We are also presently prosecuting the patent applications filed in the United States and Europe. Since we have no product liability insurance we could incur substantial expenses if product liability claims are filed against us.

     There is a risk that our current products may malfunction and cause loss of, or error in, data, loss of man hours, damage to, or destruction of, equipment or delays. Consequently, we, as the manufacturer of components, assemblies and devices may be subject to claims if such malfunctions or breakdowns occur. We are not aware of any past or present claims against us. While we presently do not maintain product liability insurance, we intend to obtain such coverage at the completion of this offering if such coverage can be obtained on affordable terms. We cannot predict at this time our potential liability if customers make claims against us asserting that DynaTraX(TM) IDS or other new products fail to function. Since we have no insurance we could incur substantial expenses defending ourselves against a product liability claim. If we are found to be liable for any product liability claim it could result in substantial losses to our business.

We manufacture and sell the IDS system under a license agreement which, if terminated, would prevent us from using technology owned by EAG in our perimeter detection system products, and would harm our business.

     We entered into an Amended Joint Marketing Agreement as of October 1, 1997 with Elektronik Apparatebau GmbH (EAG), W.T. Sports, Ltd. and FUA Safety Equipment, AG and a Confidentiality and Manufacturing Agreement with the same parties and dated the same date, pursuant to which Tech Labs was granted the exclusive right to manufacture in the U.S. and market and sell in the U.S., Canada and South America the IDS products. The agreements terminate on September 30, 2007 subject to automatic renewals for successive one-year periods unless either party gives notice of non-renewal. The agreements can be terminated earlier upon a default of any material obligation. If the license is terminated, we would be unable to use EAG's technology in our perimeter detection system products. Even if the agreements remain in effect until September 30, 2007, it will be necessary at that time to negotiate a new agreement or license or acquire a suitable replacement technology.

     Our  marketing  plan  to  sell  the  DynaTraX(TM)   switch   technology  in
hospitality environments is reliant upon a joint marketing agreement which, if terminated, would hamper our growth and curtail our sales.

     Our hospitality software sales are greatly dependent upon a Joint Marketing Agreement we entered into on October 15, 1999 with TravelNet Technologies, Inc., pursuant to which we were granted the right to sell the "Data Valet" software system, which operates with the DynaTraX(TM) switch technology. This integrated system provides high-speed Internet and bundled digital services to business travelers and hotel guests. This agreement, which terminates on September 10, 2002, can be renewed with the mutual consent of both parties. It will be necessary at that time to negotiate a new agreement or license or acquire a suitable replacement technology. If replacement software is not available it could greatly harm our ability to sell the DynaTraX(TM) switch technology in hospitality environments.

     Our lack of insurance on the DynaTraX(TM) product inventory could result in substantial expenses and losses if the product inventory were damaged or lost.

     In connection with the acquisition of the DynaTraX(TM) technology, we acquired digital switches, finished products and parts from NORDX/CDT. We do not have insurance on that inventory. Damage or destruction of some or all of the inventory by fire, theft or by acts of nature would result in substantial losses and would harm our business.

     Volatility of stock prices may increase the number of shares issuable upon conversion of Notes Tech Labs currently has outstanding.

     In October 2000, Tech Labs issued Promissory Notes convertible into shares of the Company's common stock. The conversion price of the Notes is based upon the current stock price of Tech Labs, which is subject to price and volume fluctuations which may or may not be related to the operating performance of the Company. We believe that a number of factors can cause the price of our common stock to fluctuate, perhaps substantially. These factors include, among others:

o Announcements of financial results and other developments relating to our business;

o    Changes in the general state of the economy; and

o Changes in market analyst estimates and recommendations for our common stock.

     Significant downward fluctuations of the price of our stock may substantially increase the number of shares of common stock issuable upon conversion of outstanding Notes as a result of the conversion formula, which is tied to the market price of the common stock.

     The issuance of shares of common stock upon conversion of the Notes may cause significant dilution of existing shareholders' interests and exert downward pressure on the price of our common stock.

     Significant dilution of existing shareholders' interest may occur based on the trading price of our stock and conversions of the Notes. The Notes are convertible at a price equal to 85% of the average of the five lowest closing bid prices of the common stock during the twenty-two (22) business days immediately preceding the issuance of the Notes or 85% of the five lowest bid prices during the twenty-two business days through the date of conversion of the Notes, whichever is lower. Therefore, there is a possibility that the Notes may convert to common stock at a rate which may be below the prevailing market price of the common stock at the time of conversion.

     The exact number of shares of common stock into which the Notes may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of our common stock. Decreases in the trading price of our common stock would result in increases in the number of shares of common stock issuable upon conversion of the Notes. The following consequences could result:

     o    If  the  market   price  of  our  common   stock   declines,   thereby
          proportionately increasing the number of shares of common stock issuable upon conversion of the Notes, an increasing downward pressure on the market price of the common stock might result, which is sometimes referred to as a downward "spiral" effect.

     o The dilution caused by conversion of the Notes and sale of the underlying shares could also cause downward pressure on the market price of the common stock.

     o The conversion of the Notes would dilute the book value and earnings per share of common stock held by our existing shareholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs, and assumptions. Words such as " anticipates," "expects," "intends", "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward- looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We undertake no obligation to update these statements or publicly release the result of any revisions to the forward-looking statements that we may make to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling security holders, although we will receive approximately $557,621.18 if all of the options being registered are exercised. All proceeds from the sale of shares of common stock owned by the selling security holders will be for the account of the selling securityholders described below. See "Selling Securityholders."

                         DETERMINATION OF OFFERING PRICE

     Because our selling securityholders will offer and sell the common stock covered by this prospectus at various times at prices and at terms then prevailing or at prices related to the then current market prices or in negotiated transactions, we have not included in this prospectus information about the price to the public for those shares.

                                    DILUTION

Because our selling securityholders will offer and sell the common stock covered by this prospectus at various times at prices and at terms then prevailing or at prices related to the then current market prices or in negotiated transactions, we have not included in this prospectus information about the price to the public for those shares.

                             SELLING SECURITYHOLDERS

     The shares are being registered to permit the selling securityholders and their transferees or other successors in interest to offer the shares from time to time. The common stock which our selling securityholders may offer and sell under this prospectus, which consist in the aggregate of 876,000 shares, represent shares which (i) the selling securityholders may acquire through the exercise of stock options granted to them under various employee benefit plans and (ii) which a consultant to the Company has acquired pursuant to the Consulting Agreement. In addition, under the registration statement of which this prospectus is a part, we have registered an additional number of shares of our common stock that we may be required to issue to the selling securityholders as a result of any stock split, stock dividend, or similar transaction involving our common stock. Except for the shares issued to the consultant, the foregoing shares, once acquired by the selling securityholders, will be considered "control securities" (defined as securities acquired under a Securities Act registration statement held by affiliates of our Company). The 65,000 shares which have been issued to the consultant under the terms of the Consulting Agreement are being registered pursuant to the registration statement of which this prospectus is a part, are considered "Restricted Shares."

     The selling securityholders have indicated that the shares offered by this prospectus may be sold from time to time by them or by their pledgees, donees, transferees, or other successors in interest, although it should be noted that none of the selling securityholders have any present intent or specific plans to sell these shares or offer them for sale, and we cannot give you any assurance that any or all of these shares will be sold by the selling securityholders. You should also note that a significant portion of the options underlying the common stock covered by this prospectus are held by our executive officers and remain subject to vesting conditions contingent upon the continued provision of services as an employee of our Company over the next two to three years and, therefore, may not be acquired by these executive officers until such time as these vesting conditions are satisfied.

     The table below shows, as of March 8, 2001:

     o    The name of each of the selling securityholders;

     o The maximum number of shares of our common stock which each of the selling securityholders may sell from time to time under this prospectus (assuming the selling securityholders each earn, and acquire through exercise, all shares which they are entitled to acquire pursuant to their underlying options);

     o The number of shares of our common stock beneficially owned by each of the selling securityholders both before and after the offers and sales contemplated by this prospectus (assuming the selling securityholders each earn, acquire through exercise, and sell all shares which they are entitled to acquire pursuant to their underlying options); and

     o The percentage of our common stock which each of the selling securityholders beneficially holds before and after the offers and sales contemplated by this prospectus.

     The number of shares of our common stock deemed to be beneficially owned by each of the selling securityholders has been calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. This Rule provides that unissued shares underlying options, warrants, rights, or other conversion privileges that may be exercisable within 60 days will be deemed issued to the selling securityholder and outstanding for the purpose of calculating the number and percentage owned by that person, but will not be deemed issued and outstanding for the purpose of calculating the percentage owned by each other person listed. The calculation of the percentage of our common stock owned by the selling securityholders is based on 4,259,944 shares of common stock outstanding on our transfer records as of February 28, 2001. We believe that each individual named has sole investment and voting power with respect to shares indicated as beneficially owned by them, subject to community property laws, where applicable, except as otherwise noted.

     Selling securityholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

                                                   Common Stock                                       Percentage
                           -------------------------------------------------------------     -----------------------------
                            Shares Offered         Shares Owned          Shares Owned
                            For Sale Under      Beneficially Before   Beneficially After      Before
Selling Securityholder     This Prospectus          Offering(4)          Offering(4)         Offering       After Offering
----------------------     ----------------         -----------          -----------         --------       --------------
Bernard M. Ciongoli,          437,000(1)              907,000             520,000(5)         19.51%(5)          12.20%(5)
President, CEO,
Director, and 5%
Stockholder

Earl Bjorndal, Vice            75,000(2)              248,444             198,444(5)          5.76%              4.65%
President, Director,
and 5% Stockholder

Carmine O. Pellosie, Jr.       20,000                  80,000              60,000             1.86%              1.40%
Director

Barry Bendett, not an          65,000(4)               65,000               -0-               1.52%               0.0%
affiliate of the
Company

(1) Includes (i) a grant of options dated March 1, 2001 under the 1996 Plan to purchase up to 100,000 shares, of which 50,000 options have vested and the remaining 50,000 shall vest next year, (ii) a grant of options dated October 1, 1998 pursuant to the terms of Mr. Ciongoli's employment agreement to purchase up to 300,000 shares, all of which have vested, and
     (iii) a grant of stock options dated January 2, 2001, under the 1996 Plan to purchase up to 111,000 shares, of which 37,000 have vested and the remaining 74,000 shares vest over the next two (2) years.

(2) Includes (i) a grant of options dated March 1, 2001 under the 1996 Plan to purchase up to 50,000 shares, of which 25,000 options have vested and the remaining 25,000 shall vest next year, and (ii) a grant of options dated January 2, 2001, under the 1996 Plan to purchase up to 25,000 shares, all of which have vested.

(3) These shares have been issued to Mr. Bendett pursuant to the terms of the Consulting Agreement and are, accordingly, considered "restricted securities." We are also registering pursuant to this registration statement 205,000 shares that are issuable under the terms of the Consulting Agreement, but which are not deemed "restricted securities" and have not been included in this table.

(4) Includes a grant of options dated March 1, 2001 under the 1996 Plan to purchase up to 20,000 shares, all of which have vested.

(5) Does not include options which are convertible into shares of common stock which are not yet deemed to be beneficially owned because the options do not vest within 60 days of the date of this Registration Statement. These options are being registered pursuant to this registration statement, of which this prospectus is a part.

                              PLAN OF DISTRIBUTION

     The offer and sale of our common stock under this prospectus by our selling securityholders may be effected from time to time in one or more transactions on the OTC Bulletin Board (or any other public market upon which our common stock may be traded at the time of such sales) at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions.

     These shares may be sold by one or more of the following:

     o A block trade in which the broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o Purchases by a broker or dealer as principal and resale by a broker or dealer for its account using this prospectus.

     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     o In privately negotiated transactions not involving a broker or a dealer.

     In effecting the sales, brokers or dealers engaged to sell the shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell the shares will receive compensation in the form of commissions or discounts in amounts to be negotiated immediately prior to each sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with these sales. Our Company will receive no proceeds from any resale of the shares offered by this prospectus, and we anticipate that the brokers or dealers, if any, participating in the sales of the shares will receive the usual and customary selling commissions.

     The Executive officers are restricted, pursuant to Instruction C(2)(b) of Form S-8, from selling a number of common shares under this prospectus within any three-month period which exceeds that amount specified by Rule 144(e) of the Exchange Act. This Rule stipulates that the maximum number of securities which an affiliate may sell within any three-month period under Rule 144 cannot exceed the greater of the following:

     o    1% of the then outstanding shares of our common stock, and

     o the average weekly reported trading volume of our common stock on the public market during the four calendar weeks immediately preceding the date on which notice of the sale under Rule 144 is filed with the Securities and Exchange Commission.

     To comply with the securities laws of some states and provinces, if applicable, the shares will be sold in these states only through brokers or dealers. In addition, the shares may not be sold in certain states and provinces unless they have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available and is complied with.

                           DESCRIPTION OF COMMON STOCK

     Our authorized capital stock consists of 10,000,000 shares of common stock having a par value of $.01 each, of which 4,259,944 shares are currently outstanding and 11,316 shares are held in treasury. There are currently approximately 250 holders of common stock.

     Each share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares may elect all of the directors of Tech Labs. The common stock does not have any preemptive rights. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our certificate of incorporation.

     Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of our company, all assets and funds of our company remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. Holders of common stock are not entitled to preemptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the securities offered hereby will be passed upon by Stursberg & Veith. As of March 9, 2001, the date of this registration statement, Stursberg & Veith holds an immediately exercisable warrant to purchase up to 75,000 shares of the Company's common stock pursuant to a warrant agreement dated March 30, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock is listed on the NASDAQ SmallCap Market, and such reports and other information may also be inspected at the offices of NASDAQ at 1735 "K" Street, N.W., Washington, D.C. 20006-1500.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registration Information; and Employee Plan Annual Information

     Pursuant to Rule 428(b)(1) under the Securities Act, we will distribute an information statement containing the information specified in Part I of Form S-8 (an "Information Statement") to the holders of options we have previously granted under the Plans, as well as to prospective recipients of awards under the 1996 Plan. This Information Statement and the documents we incorporate by reference into this registration statement pursuant to Item 3 of Part II, below, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act pursuant to Rule 428(a)(1) under the Securities Act. Although we have omitted this Information Statement as an exhibit to this registration statement pursuant to the instructions to Part I of Form S-8, we nevertheless incorporate it into this registration statement by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     We incorporate the following documents by reference into this registration statement:

     (1) Our Annual Report on Form 10-K filed for our fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission on March 30, 2000, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (2) Our amendment to our Annual Report on Form 10-K filed for our fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission on May 1, 2000, pursuant to Section 13(a) of the Exchange Act.

     (3) Our Quarterly Report on Form 10-Q filed for our three-month interim period ended March 31, 2000, filed with the Securities and Exchange Commission on May 15, 2000.

     (4) Our Quarterly Report on Form 10-Q filed for our six-month interim period ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.

     (5) Our Quarterly Report on Form 10-Q filed for our nine-month interim period ended September 30, 2000, filed with the Securities and Exchange Commission on November 14, 2000; and

     (6) Our proxy statement on Form 14 for our annual meeting of stockholders held on August 10, 2000, as filed with the Securities and Exchange Commission on July 5, 2000.

     (7) Our prospectus filed on Form 424B2 on February 7, 2001 with the Securities and Exchange Commission.

     (8) Our Current Report on Form 8-K dated May 8, 2000, as filed with the Securities and Exchange Commission.

     (9) Our Current Report on Form 8-K dated October 18, 2000, as filed with the Securities and Exchange Commission.

     All documents we may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all shares of common stock offered under this registration statement have been sold, or which deregisters all shares of common stock offered under this registration statement then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the securities offered hereby will be passed upon by Stursberg & Veith. As of March 9, 2001, the date of this registration statement, Stursberg & Veith holds an immediately exercisable warrant to purchase up to 75,000 shares of the Company's common stock pursuant to a warrant agreement dated March 30, 1999.

Item 6. Indemnification of Directors and Officers

     Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBC") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving such person by reason of such person being or having been a director or officer if (a) he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines such person is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his or her acts or omissions (a) were in breach of a duty of loyalty to the Company and its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBC defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its shareholders in connection with a matter in which he or she has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify such person against expenses.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

      Exhibit
        No.        Description
      -------      -----------

        4.1 Form of Stock Option Agreement for grants of stock options under the 1996 Plan to Bernard Ciongoli, Earl Bjorndal and Carmine Pellosie, Jr.

        4.2        1996 Incentive Stock Option Plan. (1)

        4.3 Non-qualified Stock Option Agreement dated October 1, 1998 entered into by and between the Company and Bernard Ciongoli pursuant to the terms of the Employment Agreement entered into by and between Mr. Ciongoli and the Company.

        4.4 Consultant's Agreement entered into by and between the Company and Barry Bendett dated as of November 13, 2000(2)

        5.1        Opinion of Stursberg & Veith

        23.1       Consent of Charles J. Birnberg

        23.2 Consent of Stursberg & Veith (included in the opinion filed as Exhibit 5.1 of this Registration Statement.)

     (1) Incorporated by reference to the Registrant's registration statement filed on Form SB-2 (File No. 333-82595) filed on November 17, 2000.

     (2) Incorporated by reference to the Registrant's registration statement filed on Form SB-2 (file No. 333-82595) filed on November 17, 2000.

Item 9. Required Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the obligations being registered therein, and the offering of such obligations at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the obligations being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the obligations offered therein, an the offering of such obligations at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the obligations being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Haledon, State of New Jersey, on March 9, 2001.

                                      TECH LABORATORIES, INC.


                                      By:    /s/ Bernard M. Ciongoli
                                         ---------------------------------------
                                             Bernard M. Ciongoli
                                             Chief Executive Officer, Treasurer,
                                             President, and Director


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-8 has been signed by the persons in the capacities and on the dates indicated.

     Know all men by these presents, that each of the undersigned constitutes and appoints Bernard M. Ciongoli as his true and lawful attorney-in-fact and agent, with full power of substitution, for him, and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this registration statement and any post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature                                         Title                             Date
---------                                         -----                             ----
/s/ Bernard M. Ciongoli           President, Treasurer, CEO, and Director      March 9, 2001
-------------------------------
Bernard M. Ciongoli


/s/ Earl M. Bjorndal              Vice President and Director                  March 9, 2001
-------------------------------
Earl M. Bjorndal


/s/ Carmine O. Pellosie, Jr.      Director                                     March 9, 2001
-------------------------------
Carmine O. Pellosie, Jr.


/s/ Salvatore Grisafi             Director                                     March 9, 2001
-------------------------------
Salvatore Grisafi